UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2013

GREEN ENERGY RENEWABLE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-130707	65-0855736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

243 West Congress
Detroit, Michigan 48226.
(Address of principal executive offices)(Zip Code)

888-963-262
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers

On August 15, 2013, Green Energy Renewable Solutions, Inc. (the “Company”) approved the following new members of the Board of Directors:

Thomas Coté, Chief Operating Officer

Mr. Coté is a construction and real estate professional with 28 years of experience.  Most recently he has been involved in the development of several energy projects including; ethanol, biomass, waste to energy and agricultural products to energy.  In his career, Mr. Cote has been responsible for delivering complex construction projects in the United States, Europe, and Asia.  Mr. Cote’s focus includes: establishing the overall business strategy, providing the vision and purpose to advance the company’s mission and objectives as well as project planning, go/no go decision making, pre-construction, customer relations, business development, and program management support.

Roger Silverthorn, CPA, Chief Financial Officer

Mr. Silverthorn has over 30 years of experience in the renewable energy business and power plant owner and operator of eight solid fuel biomass power plants in two countries and several states.  He led the development of a vertically integrated fuel system in appropriate jurisdictions.  Mr. Silverthorn also developed a renewable energy marketing company, among the first in the United States.  He was an early entrant to the renewable energy business when renewable power generation was in its infancy.  His background as a CPA in public accounting has been invaluable to his success.

Richard Fosgitt, PE, Technology and Engineering

Mr. Fosgitt is a professional engineer with over 20 years of experience in engineering projects in a diverse array of size in the industrial, energy and development sectors. He has recently been involved in the development of several energy projects including biomass, waste to energy, agricultural products to energy, and wind energy. His design experience with a number of energy systems allows him to assess customer desires and develop the optimum system to meet those needs within the required economic parameters. In addition, he is experienced with site assessment, due diligence, environmental permitting, and engineering approvals.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2013, Green Energy Renewable Solutions, Inc. (the “Company”) sent to the Division of Corporations, Amendment Section, Florida Secretary of State an Amendment specifying a name change from Green Energy Renewable Solutions, Inc. to Cirque Energy, Inc.

On August 15, 2013, Green Energy Renewable Solutions, Inc. (the “Company”) sent to the Division of Corporations, Amendment Section, Florida Secretary of State an Amendment to Article IV – Capital Stock specifying the following increase in the Capital Stock of the Corporation: “This Corporation is authorized to issue three hundred million (300,000,000) shares designated as “Common Stock,” Par Value $0.001 and twenty million (20,000,000) designated as “Preferred Stock,” Par Value $0.001. Each Common Share issued and outstanding shall be entitled to one vote and the Preferred Shares shall be designated by the Board of Directors.”

(c) Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Energy Renewable Solutions, Inc.

Dated: August 26, 2013	By:	/s/ Joseph Durant
Joseph Durant
Title: Chief Executive Officer